United States
Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 26, 2004

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number: (816) 753-7000

Item 1.01 - Entry into a Material Definitive Agreement.

         Kansas City Life Insurance Company and a consortium of local investors organized as Generations Bancorp, on October 25, 2004, signed a definitive agreement under which Generations Bancorp will buy all of the issued and outstanding shares of Generations Bank stock for approximately $10.1 million in cash. The transaction is subject to regulatory approval by the Office of Thrift Supervision and is expected to close in early 2005.

Item 9.01 – Financial Statements and Exhibits.

         (c) Press Release of Kansas City Life Insurance Company dated as of October 26, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
October 26, 2004
      (Date)

Exhibit (c) to Form 8-K

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, Contact:
October 26, 2004	Tracy W. Knapp, Sr. Vice President,Finance
(816) 753-7000

Kansas City Life signs stock purchase agreement
to sell Generations Bank

        KANSAS CITY, Mo. - Kansas City Life Insurance Company and a consortium of local investors organized as Generations Bancorp, on October 25, 2004, signed a definitive agreement under which Generations Bancorp will buy all of the issued and outstanding shares of Generations Bank stock for approximately $10.1 million in cash. The transaction is subject to regulatory approval by the Office of Thrift Supervision and is expected to close in early 2005.

         The sale of Generations Bank represents less than two percent of Kansas City Life's $4.6 billion in total assets as of June 30, 2004, according to R. Philip Bixby, President and Chief Executive Officer of Kansas City Life and Chairman of Generations Bank. The sale also represents an exit from the banking business by Kansas City Life, which opened the federal savings bank in July 2000. "The sale of Generations Bank will allow Kansas City Life to focus on our core business of insurance. Although we have seen how banking services complement our life insurance and investment products*, our efforts are best oriented to helping clients and agents in our traditional markets," Bixby said.

        Generations Bancorp is a savings and loan holding company in organization. The principals of Generations Bancorp intend to continue to operate Generations Bank as a retail institution, add new locations in the Kansas City metropolitan area over time and combine the bank's mortgage lending operations with a mortgage company that is currently owned by the group. The transaction was initiated and the investors arranged by Index Capital LLC, a Leawood, Kansas based investment banking firm.

About Kansas City Life:

         Kansas City Life Insurance Co., founded in 1895, is a Missouri corporation with national headquarters in Kansas City, Mo. The company's major sales emphasis is life insurance and annuities. Total revenues in 2003 were $446 million. Life insurance in force, at the end of the year 2003, totaled $32 billion, while assets totaled $4.6 billion. The company operates in 49 states and the District of Columbia. For more information, please visit www.kclife.com.

Any forward-looking statements contained in this release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including among others the possibility of unforeseen changes in the political, economic or regulatory environment, demographic changes and others.

*Securities and Investment Advisory Services are offered through Sunset Financial Services, Inc., 3520 Broadway, Kansas City, MO 64111, (816) 753-7000 (OSJ), Member NASD/SIPC. Sunset Financial Services is a wholly owned subsidiary of Kansas City Life Insurance Company.

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